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                                                                  Exhibit 10.89


                              REVOLVING CREDIT AGREEMENT

    REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of March 23, 1996 between CHIRON CORPORATION, a Delaware corporation (the "Borrower"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").

    NOW, THEREFORE, IT IS AGREED:

    1. THE ADVANCES. Subject to and upon the terms and conditions set forth herein, the Bank agrees to make advances (the "ADVANCES") to the Borrower at any time and from time to time prior to March 22, 1997 (the "EXPIRY DATE"); provided, however, that the aggregate principal amount of Advances outstanding shall at no time exceed U.S. $50,000,000 (Fifty Million U.S. Dollars) (the "COMMITMENT").

    2. PURPOSE. The Borrower shall use the proceeds of the Advances for general corporate purposes, including acquisition financing. The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind which may be incurred by the Bank relating to or arising out of any actual or proposed use of proceeds of Advances hereunder.

    3. AVAILABILITY. The following Advances shall be available to the Borrower hereunder. (a) Prime Rate Advances of up to 270 days and Money Market Rate Advances, a minimum of 7 days up to 270 days (in the Bank's discretion, on such terms and bearing such rates of interest as may be agreed at the time of making such Advance); or (b) Eurodollar Rate Advances of one, two, three or six months (nine months, if available). For the purposes of this Agreement, it is understood that (i) the duration of each Advance shall be referred to as an "INTEREST PERIOD", (ii) the Borrower is required to repay each Advance on the last day of the Interest Period for such Advance; and (iii) no Advance shall have an Interest Period which extends beyond the Expiry Date.

    4. INTEREST. Interest shall be payable in respect of the outstanding principal amount of each Advance at the maturity thereof. Advances shall bear interest at the following rates per annum: (a) if a Prime Rate Advance, at the Bank's floating Prime Rate; (b) if a Money Market Rate Advance, at the quoted Money Market Rate; or (c) if a Eurodollar Rate Advance, 0.08 of 1% in excess of the Bank's Eurodollar Rate.

    Overdue principal and, to the extent permitted by law, overdue interest in respect of each Advance and any other overdue amount payable by the Borrower hereunder shall bear interest, payable on demand, at a rate per annum equal to 2-1/2% per annum in excess of the Bank's Prime Rate in effect from time to time.

    For the purposes of this Agreement, "PRIME RATE" and "MONEY MARKET RATE" shall mean those rates so designated by the Bank or determined in accordance with the practice of the Bank from time to time, it being understood that the Prime Rate shall in no event be less than 1/2 of 1% in excess of the rate payable by the Bank from time to time for overnight Federal funds. The Bank shall determine the "EURODOLLAR RATE" by taking the rate for a loan of a comparable amount and duration as the proposed Advance from page 3750 of the "Telerate Screen".

    5. INCREASED COSTS. If at any time the Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on all parties hereto) that as a result of any changes in any applicable law or governmental rule, regulation or order (including any applicable law or governmental rule, regulation or order respecting capital adequacy), or any interpretation thereof, including the enactment of any law or governmental rule, regulation or order (whether or not having the force of law), the cost to the Bank of maintaining its Commitment hereunder or making, funding or


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maintaining any Advance shall be increased or the yield to the Bank on such
Advance shall be diminished, then the Bank shall promptly notify the Borrower thereof, showing in reasonable detail (without revealing any proprietary or confidential information) the basis for the calculation of such increased costs or diminished yield, and the Borrower shall pay to the Bank an amount sufficient to indemnify the Bank thereagainst.

    6. COMMITMENT FEE. The Borrower shall pay the Bank a fee ("COMMITMENT FEE") computed at a rate per annum of 0.05 of 1% on the average daily unused portion of the Commitment. Accrued Commitment Fee shall by payable quarterly on the last business day of each calendar quarter and on the Expiry Date or earlier termination of the Commitment.

    7. NOTICE OF INTENTION TO BORROW. The Borrower shall give the Bank prior notice at its address on the signature page hereof (a "NOTICE OF BORROWING") by telephone or facsimile (to be subsequently confirmed in writing) or in writing (effective upon receipt) of its intention to borrow, specifying the date, amount, type and tenor of the proposed Advance. The Borrower shall give such Notice of Borrowing at least 2 business days prior to any proposed Eurodollar Rate Advance and by 11:00 a.m. New York Time on the date of any proposed Prime Rate Advance.

    8. MONEY MARKET RATE ADVANCES. The Borrower may request a Money Market Rate quote by telephone on any business day. If the Borrower accepts such Money Market Rate, it must confirm such acceptance in writing.

    9. PAYMENTS. All payments made hereunder or under the Note (as hereinafter defined) shall be made to the Bank without deductions for any present or future taxes, withholdings, deductions or any other charges (the "TAXES") imposed or required by any political or taxing authority, it being understood that the net amount received by the Bank after payment of the Taxes by the Borrower shall not be less than the payment provided for hereunder. All payments shall be made to the office of Morgan Guaranty Trust Company of New York, New York, ABA # 021000238 for credit to loan department, module #22, Account #999-99-090. Commitment Fee and interest payments (except with respect to Prime Rate Advances) shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Interest payments with respect to Prime Rate Advances shall also be calculated for the actual number of days elapsed but on the basis of a 365- or 366-day year, as the case may be.

    10. PREPAYMENT FUNDING COSTS. Any Prime Rate Advance may be prepaid without premium or penalty upon two business days prior notice to the Bank. If for any reason Eurodollar Rate or Money Market Rate Advances are prepaid, as a result of acceleration or otherwise, or if the Borrower fails for any reason to borrow in accordance with a Notice of Borrowing, the Borrower shall pay to the Bank, on demand, an additional amount as shall be required to compensate the Bank for any loss connected with its reemployment of the amount so prepaid or of those funds acquired by the Bank to fund the Advance proposed in such Notice of Borrowing, as the case may be.

    11. CONDITIONS PRECEDENT. The obligation of the Bank to make Advances to the Borrower hereunder is subject to the satisfaction of the following conditions at the time of the making of the first Advance (except as hereinafter indicated):

         a) The Bank shall have received a duly executed note (the "NOTE") in the form of EXHIBIT A hereto.

         b) There shall have been delivered to the Bank (i) certified copies of (x) the Borrower's charter and by-laws and (y) resolutions of the Borrower's board of directors or equivalent body authorizing the transaction evidenced hereby, and (ii) evidence satisfactory to the Bank of the authority of the Borrower's signatory (ies) hereto and to the Note.


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         c)   At the time of the making of each Advance, and after giving effect thereto, there shall exist no Event of Default (as hereinafter defined) and no condition, event or act which, with the giving of notice or lapse of time or both, would constitute an Event of Default, and all representations and warranties made by the Borrower herein shall be true and correct with the same effect as if those representations and warranties had been made on and as of such date.

         d) The Bank shall have received from Ciba-Geigy Ltd. (the "Guarantor") an unconditional guaranty of all of the Borrower's obligations hereunder and under the Note (the "Guaranty"), along with a legal opinion.

    12. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement.

         a) The Borrower is duly organized and validly existing in good standing in the jurisdiction of its incorporation.

         b) This Agreement and the Note are duly and properly authorized and executed by the Borrower and will constitute its legal, valid and binding obligations enforceable in accordance with their respective terms.

    13. COVENANTS. The Borrower convenants and agrees that, until all obligations incurred by the Borrower under this Agreement are paid in full and so long as the Commitment is in effect, the Borrower will:

         (a) Provide to the Bank (i) as soon as they are available, copies of all financial statements of the Borrower required to be filed with the Securities and Exchange Commission; and (ii) with reasonable promptness, any other information as the Bank may from time to time reasonably request.

         (b) Promptly give written notice to the Bank of any condition, event or act which, with or without the giving of notice or the lapse of time, or both, would constitute an Event of Default (as hereinafter defined).

         (c) Not wind up, liquidate or dissolve its affairs or merge or consolidate into any entity, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all or a substantial part of its property or assets, except that (i) any corporation may merge or liquidate into the Borrower provided that either (x) the Borrower shall be the surviving corporation, or (y) if the Borrower is not the surviving corporation, the Bank shall have received written confirmation satisfactory to it that the Guaranty shall remain in full force and effect on behalf of the surviving corporation, and (ii) the Borrower may merge into the Guarantor.

    14. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) The Borrower shall default in the payment of any principal amount due hereunder or under the Note as and when due or shall default in the payment of any interest amount due hereunder or under the Note and such default shall not be cured within five (5) days;

         (b) The Borrower shall fail to perform or observe any material term or covenant contained in this Agreement and such failure shall not be remedied within 30 days, or any representation or warranty made by the Borrower in this Agreement or in any certificate or other


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    document or statement furnished at any time hereunder or in connection herewith shall prove to have been incorrect or untrue in any material respect on the date as of which made:

         (c) A default or event of default with respect to payment shall occur in respect of bonds, notes, other loans or similar evidences of indebtedness of the Borrower or any subsidiary in a principal amount of at least U.S. $5,000,000.00, the effect of which is to cause, or to permit the holder of such indebtedness to cause, such indebtedness to become due prior to its stated maturity, or any such indebtedness shall not be paid within any applicable grace period after the due date thereof;

         (d) The Guaranty shall cease to be in full force and effect for any reason whatsoever, or

         (e) The Borrower or the Guarantor shall make an assignment for the benefit of creditors, shall generally fail to pay its debts as they become due, shall file a petition commencing a voluntary case under any reorganization or bankruptcy laws, or an involuntary case under such laws shall be commenced against the Borrower or the Guarantor and such proceeding shall remain undismissed or unstayed for a period of 30 days;

then, and in any such event, the Bank may by notice to the Borrower take either or both of the following, actions: (i) terminate the Commitment, whereupon the same shall terminate forthwith, and/or (ii) declare the Advances and all interest accrued and unpaid thereon, any accrued Commitment Fee, and all other sums due hereunder, to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

    15.  SUCCESSORS AND ASSIGNS: PARTICIPATIONS.

         (a) This Agreement shall be binding upon the Borrower and its successors and assigns and is for the benefit of the Bank and its successors and assigns, except that the Borrower may not assign or otherwise transfer its rights or obligations under this Agreement or the Note.

         (b) The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of all or any portion of the Advance or any Note or of its right, title and interest therein or thereto or in or to the Agreement (each a "Participation") to any other lending office or to any other entity (a "Participant"). The Borrower agrees that each Participant shall be entitled to the benefits of Section 5, 10 and 16 hereof to the extent of its Participation as if such Participant were the Bank.

    16. MISCELLANEOUS; EXPENSES; INDEMNIFICATION. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the party to be charged with such waiver, modification or amendment. No failure or delay on the part of the Bank in exercising any of its powers or rights hereunder or under any Note, nor partial or single exercise thereof, shall constitute a waiver thereof or shall preclude any other or future exercise of any other power or right. The Borrower shall pay all out-of-pocket expenses and internal charges of the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with any Event of Default and collection or other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, loss, damage, costs and expenses of any kind (including, without limitation, the actual fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank relating to or arising out of this Agreement or any Note or the use of the proceeds of any Advance.


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    17.  GOVERNING LAW AND JURISDICTION: WAIVER OF JURY TRIAL.  THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY.

    IN WITNESS WHEREOF, the Borrower and the Bank have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                             CHIRON CORPORATION



                             By /s/ James E. Kent
                                -------------------------------------
                                Title: James E. Kent
                                  Treasurer



                             ADDRESS FOR NOTICES
                             4560 Horton Street
                             Emeryville, CA  94608-2916
                             Phone:  (510) 655-8730
                             Fax: (510) 601-3343


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                             By /s/ Diana Imhof
                                -------------------------------------
                                Title: Vice President




                             ADDRESS FOR NOTICES
                             60 Wall Street
                             New York, NY  10260
                             Attn: Diana H. Imhof
                             Phone: (212) 648-6948
                             Fax: (212) 648-5014


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                                   PROMISSORY NOTE



U.S. $50,000,000


    FOR VALUE RECEIVED, the undersigned, CHIRON CORPORATION, a Delaware corporation, (the "BORROWER"), hereby promises to pay to the order of Morgan Guaranty Trust Company of New York, (the "BANK"), in lawful money of the United States of America, in immediately available funds, at the principal office of Morgan Guaranty Trust Company of New York, the principal amount of each advance (an "ADVANCE") endorsed on the schedule attached hereto (the "SCHEDULE") on the maturity date thereof.

    The Borrower promises also to pay interest on the unpaid principal amount of each Advance in like money from and including the date of each Advance until paid in full at the rate specified in the Schedule, such interest to be paid on the last day of the Interest Period for such Advance. Interest shall be calculated for the actual number of days elapsed (i) on the basis of a 365 or 366 day year, as the case may be, in the case of any Advance bearing interest at a rate based on the Bank's Prime Rate, or (ii) on the basis of a 360-day year, for all other Advances.

    The Borrower hereby authorizes the Bank to endorse on the Schedule the date, amount and maturity date of, and interest rate with respect to, each Advance evidenced thereby and all payments of principal thereof, provided that the failure to make or any error in making such endorsement shall not affect the obligations of the Borrower to the Bank.

    This note is the Note referred to in the Revolving Credit Agreement dated as of March 23, 1996 between the Borrower and the Bank (as from time to time in effect, the "AGREEMENT") and is entitled to the benefits thereof.

    If an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this note.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                             CHIRON CORPORATION



                             By ______________________________________
                               Title:  James E. Kent
                                  Treasurer


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